UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 03, 2003

Date of Report (Date of earliest event reported)

333-5278-NY

Commission File Number

-----------------------------------

GAMESTATE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada, U.S.A.                                                                                               98-0207745

(State or other jurisdiction of                                                                              (I.R.S. Employer

 incorporation or organization)                                                                           Identification No.)

c/o Suite 900, 555 Burrard Street, Vancouver, British Columbia, Canada V7X 1M8

(Address of principal executive offices)

(604) 692-2810

(Issuer's telephone number, including area code)

 Item 5. Other Events and Regulation FD Disclosure

     During the accumulation of documents preparatory to submission to the NASD by a market-maker seeking to make a market, the company's old business plan was provided, which may or may not contain information unavailable to the public.  To prevent any advantage from accruing to any potential transactor in the shares of the company, once trading commences, the revised and updated business plan has been provided to the market maker, and this information is being disclosed as required by Regulation FD, section 101(e)(1).

    The following information is in the company's business plan delivered to the potential market maker:

GameState

Entertainment Inc.

Corporate Business Plan

November, 2003

GameState Entertainment Inc.

555 Burrard Street, Suite 900

Vancouver, BC

V7X 1M8

Cameron King

President & CEO

Off: 604-692-2810

Dir: 604-692-2816

Fax: 604-443-5001

Memorandum of Risk

This Summary Business Plan represents GameState's best current estimate of the future potential of the business. It must be recognized that no business is free from major risks and few business plans are free from errors of omission or commission and other unforeseen errors that can occur in such documents. Therefore, shareholders who may be reading this material should be aware that this Business Plan has inherent risks that must be fully evaluated and discussed with experts capable of interpreting the information prior to any investment.  No representations or warranties are made or implied. This is a preliminary document and is subject to change.

GameState Company Mission

GameState's mission is to provide gaming enthusiasts with a state of the art facility, a wide selection of games, and competition from around the world to compete against. The gaming enthusiast or "GameStater" is our client. GameState centers offer a sound value proposition to our clients, parents and hardcore gamers. Our clients or "gamers" can go to a cool GameState center and use high quality machines and play the some of the best games available. Parents spend large amounts of money to entertain their children. GameState centers offer a healthy yet exciting environment for parents to feel good about where their children find their entertainment. GameState is the kind of place both kids and their parents will love. We also plan on providing the GameState experience to our clients who want to play at home via a WorldWide GameState Portal in 2004.

GameState Executive Overview

Games are the oldest form of entertainment known to mankind. From the beginning of time man has sought to entertain himself through sports and games of all types. The Greeks started the Olympics, the Romans had their Coliseum, and ESPN globalized the X-Games. Since the rise of graphical computer systems in the 1970s, gaming has taken a new form, the video game. The modern era of the computer-based gaming industry has grown substantially over the past 20 years. We are at the beginning of another paradigm shift as game playing enthusiasts play with their friends and competitors at Local Area Network (LAN) game centers like GameState's.

The Growth of Video Games:

In the 1970s video adapter cards were invented which allowed the creation of the first graphical arcade games. Popular arcade games such as Space Invaders and Pac-Man hit the streets of every city in the world causing a chain reaction. Kids of all races and economic backgrounds placed their quarters into the slots of machines in an attempt to beat the game. These kids were entertained. They were competing and challenging their minds in an attempt to outsmart the game. The problem in the arcades around the world was that a very limited number of games were available to play. The arcade machines were quite expensive and they only ran one game. Following the early arcade revolution were the first personal game consoles. The early consoles were affordable but the graphics technology was very limited. It was impossible at that time for console manufacturers to provide great games at an affordable price due to the hardware cost and software horsepower needed for an exciting experience. All that changed over time as Microsoft's Windows operating system proliferated and gaming console providers such as Nintendo and Sony perfected low cost, high-powered machines. At the same time, software developers caught up with the new gaming hardware capabilities and began shipping quality titles that would run on both a console as well as the personal computer. The result of the above computer hardware and software technological breakthroughs is a gaming industry that is $10 Billion strong today. According to Forrester Research, computer gaming is experiencing the largest growth of any sector in the entertainment market.

So What's New?

Wide proliferation of high-speed Internet connections and broadband! The proliferation of high-speed network connections such as T1 lines and broadband has provided the underpinning technology that will fuel a new revolution in computer gaming. Why:  because for the first time gamers have the capability to compete against other enthusiasts anywhere around the world from either a gaming center or the comfort of their own home. Also new is cheap but powerful hardware and lots of good gaming software. What used to be constraints to good gaming (hardware/software) are now strengths.

Why do they love to game?

Competition, a mental challenge, winning, self-esteem, and pure entertainment! That is why kids spend money to game. It is a healthy form of entertainment that actually teaches children about the thrill of succeeding and winning. It teaches them persistence because most of today's games are not easily mastered. Gaming exercises the minds in children and opens up their creativity. In the 1970s it was great entertainment to go see a James Bond movie. Today, a kid gets to go see a Bond flick then go home, fire up their X-Box (MicrosoftTM) and hop behind wheel of an racing car and cruise the streets of London on a mission of their own. And most intriguing of all, today's computer gaming is interactive. The player is in control of what they see and do at all time. That is why they love to game and that is why they love GameState centers.

MOST FUN ENTERTAINMENT ACTIVITIES

Playing video/computer games	35.5%
Watching Television	18.2%
Surfing the Internet	15.3%
Reading Books	13.0%
Going out to the movies	11.1%
Renting movies	6.5%
Pay-per-view television	0.5%

What is a Game Center?

   PC Game Centers have surfaced over the past four years as the new modern arcade.

  They offer the social atmosphere similar to arcades, as well as a more flexible environment for the user to play a number of different games at a significantly lower cost than the arcade. Typically the cost is $3 per hour to play.

  While there are no accurate statistics available, management believes that there are estimated to be 1000 PC Game Centers in North America. Management believes that many of these are undercapitalized. Conversely management believes that there are over 20,000 Game Centers in Korea alone.

  There does not appear to be nationwide companies or operating standards. Management believes that the United States market seems to be well behind Asia in the development and operation of Game Centers.

The Idea behind GameState

The computer gaming industry is ripe! From a corporate view it looks very similar to the movie and video rental industry. When VCRs were invented, they spawned a cottage video rental industry. In every city and town small independent video rental stores popped up. It was a highly fragmented industry that begged for better service and selection. Along came companies like Blockbuster Entertainment and the industry was never the same. Blockbuster took out costs. They offered a friendly consistent place to rent videos, and once established as the market leader, they start offering a wide range of non-video rental products that boosted their revenues and margins. It was a classic maturing of a market. Management believes that this is precisely the state of the Gaming Center market and GameState is going to attempt to position itself as one of the industry consolidators.

GameState plans to offer a set of services to its clientele that combines the experience of the "Movie Theatre" as well as the convenience and selection of a video rental store. Our gaming centers offer an environment that is exciting and fun to be in. We have a large selection of current and former best selling games. The atmosphere at a GameState center is simply "cool" to be around. While this model is exciting, management is planning on taking it a step further. GameState management plans on building a gaming portal that will allow a gamer to either visit one of our physical centers or play a game against another player who is located anywhere in the world. If the gamer chooses to stay at home and visit the gaming portal on their computer, they will get exactly the same selection of games as well as the capability to compete against another enthusiast over the Internet.

Sales & Marketing Strategy

Growth Strategy

GameState is planning on deploying a 2-prong strategy for growth that includes

  Acquisitions,

  Opening of corporate owned GameStatecenters.

  Initially, the company plans on acquiring a number of game centers in the United States, Canada, and Europe within the next 5 years. To date GameState has completed its first acquisition, being the assets of Netopia Game Center of Vancouver, B.C., Canada. This acquisition strategy is intended to provide GameState with critical mass, market intelligence, and recognition as one of the "First Mover's" in the game center market. The company is attempting to achieve a repeatable formula for acquisitions that will include:

  Acquisition Target Profiling

  Specific guidelines for post acquisition gaming center financial performance

Marketing Strategy

GameState is a consumer driven business and its marketing strategy is paramount to the success of the business. We plan to deploy a multi-pronged strategy to market GameState to its customers. GameState centers are planned to be located in close proximity to schools, malls, and other places where our target customers are found. We plan on deploying direct marketing campaigns to drive awareness of the gaming center's opening and to offer promotions to drive traffic through the door. We plan on promoting GameState centers as the place to be to our gaming enthusiast clients. At the same time we will market heavily to the parents of our clients that GameState centers are a very good and safe place for their children to be spending their time. We also plan on deploying more traditional marketing tools to communicate our message to parents such as print ads and television.

Target Customers "Gamers"

  Management believes that the electronic game revolution is fueled by the 14 to 35 year old male.

  Gamers play independently and on teams.

  Competitive play is available locally and worldwide via the Internet

  The Gamers or game playing enthusiasts will gravitate to the "coolest" place with the largest selection of games.

Age Group (in Years)	Number of Players 1999	Number of Players 2005
15-19	10,100,000	10,750,000
20-24	9,100,000	10,150,000
25-29	9,025,000	9,025,000
30-34	9,750,000	9,025,000

Gaming Industry Fundamentals

Bear Sterns, in its November 2001 report Interactive Entertainment, identified the video/PC game market as the fastest growing media sector in the world. A clear opportunity exists related to this worldwide, revolutionary popularity in PC games. It is driven by one unique characteristic that differentiates electronic video games from all other forms of popular entertainment - Interactivity.

Gaming Market Data

The popularity of game consoles, Microsoft Xbox, Nintendo GameCube and Sony PlayStation 2, and online subscription game playing represent the next areas of opportunity for Game Centers. GameState management is preparing to include these products in our product offering. Consoles will soon have full Internet connectivity. Once this is established, multi-player, multi-location console competition will be a core offering at GameState Game Centers. Game Consoles represent a growing portion of the Game market. The major platform manufacturers through 2005 will be as follows:

--- Sony PlayStation 2

--- 100 million installed (increase of 24% vs. PS1)

--- Nintendo GameCube

--- 45 million installed (increase of 33% vs. Nintendo 64)

--- Microsoft Xbox

--- 25 million installed (initial market offering)

Forrester believes that Microsoft's entry into the game industry will have significant impact, increasing:

The growth rates for game software development for these platforms between now and 2005 is estimated at 20%, while growth rates for PC based software is estimated by Bear Sterns to be a respectable 7-8% annually.

Management discussion of GameState's Sustainable planned Competitive Advantages

GameState hopes to succeed as small operators fall by the wayside, or are confined to isolated locations, because we will have the advantages of:

The Best Games, The Hottest Systems, & the Best Competition!

Economies of Scale

- multiple locations housing multiple stations equates to leverage with game developers and hardware manufacturers to provide the most competitive pricing for hardware components and software licensing fees. To GameState this means decreased administrative costs and higher profit margins.

Business Efficiency and Expertise

- Planned centralized management will keep the company functioning in a sound business mode, freeing up the local operators to do what they do best - building customer loyalty through direct interaction.

Brand Strength

- Eventually GameState plans to promote GameState outlets under a common brand appealing to all interactive game players.

Quality control

- Management's experience has been that many Game Centers have been located in undesirable, often dangerous neighborhoods. They are often poorly furnished and employee turnover is high. Poor business practices and a casual approach to critical matters, such as software licensing, taxation, employment law, etc., seem to be endemic. GameState is working through quality control issues with comprehensive procedures and a feedback mechanism to continually upgrade quality and performance.

Financial Strength

- GameState's management plan for integrated growth will allow us to build on each outlet's success to fuel further expansion. Most other game centers, seem to be under-capitalized.

Awareness of Future Trends

- Management believes that a growing segment of the market is online subscription game playing. A number of very popular games, such as EA's various "Sim" games and Everquest from Sony, are played on the Internet. Users install the basic game software on their computer and pay a monthly subscription fee to play. These games are highly social and interactive. There are numerous "Sims" groups who play together on line.

-- Forrester Research predicts annual revenue increases of 78% from now until 2005, thus making the annual online segment $5.3 billion in 2005. We will attempt to take advantage of this opportunity by developing a strategy to reach affinity groups for various subscription games and build alliances with subscription game providers.

Management Team

Cameron King, MBA- President and CEO, Director

Mr. King is an MBA and a finance graduate with experience p spanning banking, national and international business. Mr. King held several senior positions at the Bank of Nova Scotia and has been involved in structuring several business start-ups. Throughout his 20-year professional career Cameron has held senior executive roles with King Capital Corporation, Gala-Bari International Inc., RedCell Power Corporation and Durex International Inc.

David Pearce, Board Advisor

David Pearce has 19 years of experience in high tech, p spanning a wide variety of industrial and commercial electronics.  Electronic Arts become a world wide player in the Video Games market during the 8 years David was managing the development of video games for the company.   Electronic Arts (EA), is the world's largest independent video game publisher.  David currently manages EA's Motion Capture animation studio, which is one of the most sophisticated facilities of it's type in the world.

Gord McDougall- Director, Corporate Finance

Mr. McDougall possesses over 20 years of experience in the development and execution of corporate investment and acquisition strategies. Starting out as a stockbroker with BMO Nesbitt in the mid 80's provided Mr. McDougall the insight to identifying growth and profit opportunities. Gordon has been involved in senior management roles within the companies he worked with, building the financial stability for such organizations such as  Battery and Wireless Solutions Inc, Orcatron Communications Inc, and FutureFund VCC.

Sales Forecast

Management became aware of the video game industry in 2002 and was intrigued with the size and growth of the industry.

According to market research conducted by management, including the NPD press release of January 27, 2003 below, the industry is a substantial industry with in excess of $10 Billion in sales, and this formed the basis for our projections.

Further, management met and talked with several owners of existing video game emporiuims (or LAN game centers) and also spent a considerable amount of time at various game centers. From these discussions and observations management made several conclusions, being:

1)   That a game center could produce revenues of $300,000 to $400,000 in their second year of operation.

2)   That the average price being paid by customers was $3 per hour of play.

3)   That overhead for a game center in its second year of operation was approximately $12,000 per month.

4)   That the cost to open a corporate game center is approximately $100,000, of which approximately 75% could be financed through leasing equipment.

5)   Franchise fees of $25,000 per franchise sold

6)   Royalties of 6% of gross revenues paid by franchisees to GameState Entertainment Inc on a monthly basis

7)   Food services being 30% of overall corporate revenues with profit margins of approximately 50%

8)   Game and hardware sales of approximately 15% of overall corporate revenues with profit margins of approximately 50%

Based on this management thinks it is possible to create a reasonably substantial business if we acquire a number of game centers, franchise or build a number of game centers.

The future is here.

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                        GAMESTATE ENTERTAINMENT, INC.

Dated: November 3, 2003                                                                   /s/ Cameron King

                                                                                                               Cameron King,

                                                                                                               Chief Executive Officer